Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 21, 2025, with respect to the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Columbus, Ohio
April 25, 2025

Consent of Independent Auditors
We consent to the use of our report dated March 27, 2025, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Registration Statement.
/s/ KPMG LLP
Minneapolis, Minnesota
April 25, 2025